Exhibit 99.1

E A R N I N G S R E L E A S E

Press Contacts:     Gary R. Shook, President & CEO            540-687-4801 or
pres@middleburgbank.com

Raj Mehra, EVP & CFO                540-687-4816 or
cfo@middleburgbank.com

Jeffrey H. Culver, EVP & COO            703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES THIRD QUARTER 2015 RESULTS

MIDDLEBURG, VA. – October 30, 2015 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $2.32 million, or $0.32 per diluted share, for the quarter ended September 30, 2015.

Gary R. Shook, president and CEO commented: "The third quarter reflected the results of management's methodical approach to a return to higher performance.  The increased loan growth seen this year has continued through the third quarter with loan pipelines remaining strong as we move into the fourth quarter of 2015.  The net interest margin showed signs of stabilizing during the quarter which bodes well for net interest income going forward. Continued improvement in asset quality has allowed the Company greater flexibility with the adjustment of reserve levels.  Record corporate annual earnings of $8.2 million, achieved in 2003, are now within our sight as we move toward year's end.  Finally, we were again gratified to be rated as a Five Star Bank by BauerFinancial, Inc."

Third Quarter 2015 Highlights:

•
Net income increased to $2.32 million or $0.32 per diluted share, higher by 9.43% compared to $2.12 million or $0.30 per diluted share for the third quarter of 2014. Net income for the nine months ended September 30, 2015 was $7.05 million or $0.98 per diluted share compared to $5.95 million or $0.84 per diluted share for the same period in 2014.

•	Net interest margin increased to 3.28%, higher by 4 basis points ("bp") compared to the previous quarter and lower by 8 bp compared to the third quarter of 2014.

•	Cost of funds declined to 37 bp, a decrease of 1 bp compared to the previous quarter and 8 bp lower than the third quarter of 2014.

•	Total revenue increased to $12.01 million for the third quarter of 2015, higher by 2.26% compared to the previous quarter and an increase of 1.59% compared to the third quarter of 2014.

•
Net interest income increased to $9.66 million, higher by 3.72% compared to the previous quarter and 1.19% higher than the third quarter of 2014. Net interest income was $28.60 million for the nine months ended September 30, 2015, a decrease of 0.57% from net interest income reported for the same period for 2014.

•	Non-interest income declined by 3.33% compared to the previous quarter and was higher by3.25% compared to the third quarter of 2014.

•
Non-interest expense increased slightly to $9.27 million, higher by 2.16% compared to the previous quarter and higher by 10.52% compared to the third quarter of 2014. Non-interest expense for the nine months ended September 30, 2015 fell by 13.91% compared to the nine months ended September 30, 2014, primarily due to the sale of the Company's majority interest in Southern Trust Mortgage in the second quarter of 2014.

•
The efficiency ratio improved to 73.30%, compared to 74.88% for the previous quarter and 68.82% for the third quarter of 2014. The year to date efficiency ratio of 72.11% compared to 74.41% for the same period in 2014.

•	Total assets were $1.26 billion, an increase of 3.14% since December 31, 2014.

•	Total deposits were $1.03 billion, an increase of 4.38% since December 31, 2014.

•
Loan momentum increased with loans held-for-investment growing to $780.87 million as of September 30, 2015 compared to $754.85 million on December 31, 2014 and $728.75 million on September 30, 2014, representing an annualized growth rate of 4.6% for 2015 through the end of the third quarter and a 7.1% growth rate comparing calendar quarters.

•
The allowance for loan losses declined by $494,000 compared to the previous quarter as a result of net charge-offs of $62,000 and a recovery of the provision for loan losses of $432,000. The allowance for loan losses was 1.46% of total loans compared to 1.54% for the previous quarter and 1.56% at year-end 2014.

•
Capital ratios continue to be strong: Total Risk-Based Capital Ratio of 18.25%, Tier 1 Risk-Based Capital Ratio of 16.99%, Common Equity Tier 1 Ratio of 16.31% and Tier 1 Leverage Ratio of 9.84% at September 30, 2015.

TOTAL REVENUE
Total revenue was $12.01 million for the third quarter of 2015, higher by 2.26% compared to the previous quarter and an increase of 1.59% compared to the third quarter of 2014.

Net Interest Income
The Company recorded net interest income of $9.66 million for the third quarter of 2015, an increase of 3.72% compared to the previous quarter and higher by 1.19% compared to the quarter ended September 30, 2014. The net interest margin was 3.28%, higher by 4 bp compared to the previous quarter and 8 bp lower than the quarter ended September 30, 2014.

The following factors contributed to the increase in net interest margin during the third quarter of 2015, compared to the previous quarter:

•	Yields on earning assets increased by 4 bp compared to the previous quarter, primarily due to a 9 bp increase in yields on investments.

•	Yields on investment securities increased as we added securities with reduced prepayment sensitivity and premium amortization slowed during the quarter.

•	A combination of robust loan growth and reduced payoff activity resulted in no change to loan yields compared to the previous quarter.

•	Cost of funds was 37 bp, lower by 1 bp compared to the previous quarter.

The following table analyzes changes in net interest income comparing the third quarter of 2015 to the previous quarter and to the quarter ended September 30, 2014.

	Quarters Ended (Annualized)
(Dollars in thousands)	September 30, 2015 vs. June 30, 2015 Increase (Decrease) Due to Changes in:			September 30, 2015 vs. September 30, 2014 Increase (Decrease) Due to Changes in:
	Volume	Rate	Total	Volume	Rate	Total
Earning Assets:
Securities:
Taxable	$114	$485	$599	$923	$(280)	$643
Tax-exempt (1)	3	(35)	(32)	(179)	(372)	(551)
Loans:
Taxable	541	304	845	3,107	(3,619)	(512)
Tax-exempt (1)	—	—	—	(1)	(3)	(4)
Interest on deposits with other banks and federal funds sold	(10)	(22)	(32)	(88)	(23)	(111)
Total earning assets	$648	$732	$1,380	$3,762	$(4,297)	$(535)
Interest-Bearing Liabilities:
Checking	$(4)	$16	$12	$(18)	$70	$52
Regular savings	3	1	4	12	—	12
Money market savings	—	4	4	(11)	3	(8)
Time deposits:
$100,000 and over	166	(24)	142	204	(105)	99
Under $100,000	(38)	(9)	(47)	(298)	(166)	(464)
Total interest-bearing deposits	$127	$(12)	$115	$(111)	$(198)	$(309)
Securities sold under agreements to repurchase	(1)	(59)	(60)	(67)	(247)	(314)
FHLB borrowings and other debt	(63)	27	(36)	137	(311)	(174)
Total interest-bearing liabilities	$63	$(44)	$19	$(41)	$(756)	$(797)
Change in net interest income	$585	$776	$1,361	$3,803	$(3,541)	$262

Comparing the third quarter of 2015 to the previous quarter, the table shows the increase in interest income for investments was largely driven by rate changes, as premium amortization slowed causing yields to increase. The increase in interest income from loans was mostly due to volume as higher loan balances helped stabilize loan yields during the quarter.

Non-Interest Income
Non-interest income decreased by 3.33% compared to the previous quarter and increased by 3.25% compared to the quarter ended September 30, 2014.

•
Total revenue generated by our wealth management group, Middleburg Investment Group ("MIG") was $1.17 million for the quarter ended September 30, 2015, a decrease of 6.03% compared to the previous quarter and higher by 4.38% compared to the quarter ended September 30, 2014. The decline in fee income during the third quarter of 2015 was largely due to changes in market value of assets under administration during the quarter. Fee income is based primarily upon the market value of assets under administration which were $1.91 billion at September 30, 2015, $1.87 billion at December 31, 2014 and $1.78 billion at September 30, 2014.

•
Other operating income was $266,000 for the quarter ended September 30, 2015, an increase of 19.28% compared to the previous quarter and higher by 75.00% compared to the quarter ended September 30, 2014. Most of the increase in other operating income during the periods stem from rental income received and prepayment penalties on certain investment securities.

NON-INTEREST EXPENSE
Non-interest expense increased slightly by 2.16% compared to the previous quarter and by 10.52% compared to the the quarter ended September 30, 2014. Principal categories of non-interest expense that changed were the following:

•
Salaries and employee benefit expenses decreased by 2.97% when compared to the previous quarter and increased by 8.85% when compared to the quarter ended September 30, 2014. The decline in salary and benefit expenses compared to the previous quarter was primarily due to lower incentive accruals as we aligned compensation to the achievement of growth targets. The increase in salary and benefit expenses compared to the third quarter of 2014 resulted from staffing changes related to our mortgage division.

•	Costs related to other real estate owned (OREO) increased, primarily driven by a valuation adjustment for one property resulting from an updated appraisal received during the current quarter.

•
Other operating expenses increased by 8.41% compared to the previous quarter and by 14.83% compared to the same period in 2014. Most of the increase in other expenses in the third quarter of 2015 was due to expenses related to a fraud loss and advisory fees that were non-recurring in nature.

ASSET QUALITY

While total non performing assets increased in the first nine months of 2015, the increase was primarily due to the restructuring of two loans that are part of a single relationship. During the second quarter of 2015, two loans from a single relationship totaling $9.93 million underwent a restructuring and one of the loans was downgraded that quarter, which resulted in total nonperforming assets increasing to $26.07 million at September 30, 2015 compared to $19.45 million at December 31, 2014. This also increased troubled debt restructurings ("TDR's") to $15.94 million at September 30, 2015 compared to $6.90 million at December 31, 2014. While this loan was restructured and downgraded during 2015, the Company had properly classified this loan as impaired at December 31, 2014. The loan is also an accruing TDR.

With the exception of the increase in TDR's discussed earlier, there were declines in past due, nonaccrual and loans risk rated as special mention, substandard, doubtful or loss during the nine months ended September 30, 2015.

•	Total past due loans have declined 36.21% to $3.09 million as of September 30, 2015 from $4.85 million as of December 31, 2014.

•	Nonaccrual loans have declined 11.23% to $8.83 million as of September 30, 2015 from $9.94 million as of December 31, 2014.

•	Loans that were risk rated as special mention, substandard, doubtful, and loss declined by 23.46% to $42.12 million as of September 30, 2015 from $55.03 million as of December 31, 2014.

In a continuing effort to enhance asset quality, the Company also sold $1.02 million of nonperforming loans in the second quarter of 2015.

The improvement in asset quality resulted in the allowance for loans losses declining to $11.40 million or 1.46% of total loans at September 30, 2015 compared to $11.79 million or 1.56% of total loans at December 31, 2014.

CONSOLIDATED ASSETS
Total consolidated assets increased to September 30, 2015 were $1.26 billion, higher by 3.14% since December 31, 2014. Changes in major asset categories were as follows:

•	Cash balances and deposits with other banks decreased by $15.24 million compared to December 31, 2014.

•	The Company deployed some of its excess liquidity into growing its securities portfolio which increased by $24.52 million compared to December 31, 2014.

•
Loan momentum increased with loans held-for-investment growing to $780.87 million as of September 30, 2015 compared to $754.85 million on December 31, 2014, an increase of $26.02 million from December 31, 2014. Gross loans were $728.75 million on September 30, 2014. This represents an annualized growth rate of 4.6% for 2015 through the end of the third quarter and a 7.1% growth rate comparing calendar quarters. Our mortgage division contributed $4.66 million and $6.06 million to total loan growth during the three and nine month periods ended September 30, 2015, respectively.

CONSOLIDATED LIABILITIES
Total consolidated liabilities at September 30, 2015 were $1.13 billion, an increase of 3.09% compared to December 31, 2014. Deposit growth continues to be strong with total deposits increasing by $43.27 million from December 31, 2014 to $1.03 billion as of September 30, 2015. Federal Home Loan Bank borrowings increased by $5.00 million from December 31, 2014 to $60.00 million at September 30, 2015.

SHAREHOLDERS' EQUITY AND CAPITAL
Shareholders’ equity at September 30, 2015 was $126.41 million, compared to $122.03 million at December 31, 2014. Retained earnings at September 30, 2015 were $60.54 million compared to $55.85 million at December 31, 2014. The book value of the Company’s common stock at September 30, 2015 was $17.65 per share versus $17.11 per share at December 31, 2014.

The Company’s capital ratios remain well above regulatory minimum capital ratios as of September 30, 2015:

•	Tier 1 Leverage ratio was 9.84%, 5.84% over the regulatory minimum of 4.00%.

•	Common Equity Tier 1 Ratio was 16.31%, 9.31% over the regulatory minimum of 7.00%.

•	Tier 1 Risk-Based Capital Ratio was 16.99%, 8.49% over the regulatory minimum of 8.50%.

•	Total Risk Based Capital Ratio was 18.25%, 7.75% over the regulatory minimum of 10.50%.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston, Richmond, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg.

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	(Unaudited)
	September 30, 2015	June 30, 2015	December 31, 2014
ASSETS
Cash and due from banks	$6,498	$5,001	$7,396
Interest bearing deposits with other banks	33,281	44,406	47,626
Total cash and cash equivalents	39,779	49,407	55,022
Securities held to maturity, fair value of $1,375, $1,374 and $1,397, respectively	1,500	1,500	1,500
Securities available for sale, at fair value	372,779	351,990	348,263
Restricted securities, at cost	5,349	5,774	5,279
Loans, net of allowance for loan losses of $11,400, $11,894 and $11,786, respectively	769,467	761,196	743,060
Premises and equipment, net	19,787	19,888	18,104
Goodwill and identified intangibles, net	3,679	3,722	3,807
Other real estate owned, net of valuation allowance of $890, $663 and $755, respectively	3,871	3,402	4,051
Bank owned life insurance	23,107	22,940	22,617
Accrued interest receivable and other assets	21,972	22,166	21,154
TOTAL ASSETS	$1,261,290	$1,241,985	$1,222,857

LIABILITIES
Deposits:
Non-interest bearing demand deposits	$242,890	$235,246	$216,912
Savings and interest bearing demand deposits	539,972	526,985	523,230
Time deposits	249,491	243,221	248,938
Total deposits	1,032,353	1,005,452	989,080
Securities sold under agreements to repurchase	24,468	24,049	38,551
Federal Home Loan Bank borrowings	60,000	70,000	55,000
Subordinated notes	5,155	5,155	5,155
Accrued interest payable and other liabilities	12,902	12,539	13,037
TOTAL LIABILITIES	1,134,878	1,117,195	1,100,823
Commitments and contingent liabilities
SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized, 7,162,716, 7,163,255 and 7,131,643, issued and outstanding, respectively)	17,522	17,521	17,494
Capital surplus	45,224	45,063	44,892
Retained earnings	60,542	59,152	55,854
Accumulated other comprehensive income	3,124	3,054	3,794
TOTAL SHAREHOLDERS' EQUITY	126,412	124,790	122,034
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,261,290	$1,241,985	$1,222,857

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except for per share data)
	(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,227	$8,357	$24,484	$25,656
Interest and dividends on securities
Taxable	1,938	1,763	5,636	5,173
Tax-exempt	444	535	1,354	1,656
Dividends	71	84	196	230
Interest on deposits with other banks and federal funds sold	23	51	84	123
Total interest and dividend income	10,703	10,790	31,754	32,838
INTEREST EXPENSE
Interest on deposits	877	955	2,580	2,952
Interest on securities sold under agreements to repurchase	2	81	64	243
Interest on FHLB borrowings and other debt	165	209	507	876
Total interest expense	1,044	1,245	3,151	4,071
NET INTEREST INCOME	9,659	9,545	28,603	28,767
(Recovery of) provision for loan losses	(432)	550	(407)	1,510
NET INTEREST INCOME AFTER (RECOVERY OF) PROVISION FOR LOAN LOSSES	10,091	8,995	29,010	27,257
NON-INTEREST INCOME
Service charges on deposit accounts	622	635	1,792	1,815
Trust services income	1,168	1,119	3,629	3,224
Gains on sales of loans held for sale	—	1	3	4,859
Gains on sales of securities available for sale, net	—	12	138	141
Commissions on investment sales	132	193	415	479
Bank owned life insurance	166	168	489	494
Gain on sale of majority interest in consolidated subsidiary	—	—	—	24
Other operating income	266	152	1,331	1,399
Total non-interest income	2,354	2,280	7,797	12,435
NON-INTEREST EXPENSE
Salaries and employee benefits	4,834	4,441	14,664	17,467
Occupancy and equipment	1,248	1,262	3,813	4,841
Advertising	98	136	332	430
Computer operations	524	439	1,536	1,408
Other real estate owned	193	(33)	285	145
Other taxes	230	220	684	637
Federal deposit insurance	188	220	583	687
Other operating expenses	1,959	1,706	5,355	6,042
Total non-interest expense	9,274	8,391	27,252	31,657
Income before income taxes	3,171	2,884	9,555	8,035
Income tax expense	850	763	2,506	2,179
NET INCOME	2,321	2,121	7,049	5,856
Net loss attributable to non-controlling interest	—	—	—	98
Net income attributable to Middleburg Financial Corporation	$2,321	$2,121	$7,049	$5,954
Earnings per share:
Basic	$0.32	$0.30	$0.99	$0.84
Diluted	$0.32	$0.30	$0.98	$0.84
Dividends per common share	$0.13	$0.10	$0.33	$0.24

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Quarterly Summary Statements of Income
(Unaudited, Dollars In thousands, except for per share data)
	For the Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,227	$8,014	$8,243	$8,176	$8,357
Interest and dividends on securities
Taxable	1,938	1,792	1,906	1,728	1,763
Tax-exempt	444	449	461	481	535
Dividends	71	66	59	64	84
Interest on deposits with other banks and federal funds sold	23	31	30	38	51
Total interest and dividend income	10,703	10,352	10,699	10,487	10,790
INTEREST EXPENSE
Interest on deposits	877	848	855	933	955
Interest on securities sold under agreements to repurchase	2	17	45	79	81
Interest on FHLB borrowings and other debt	165	174	168	160	209
Total interest expense	1,044	1,039	1,068	1,172	1,245
NET INTEREST INCOME	9,659	9,313	9,631	9,315	9,545
(Recovery of) provision for loan losses	(432)	(425)	450	450	550
NET INTEREST INCOME AFTER (RECOVERY OF) PROVISION FOR LOAN LOSSES	10,091	9,738	9,181	8,865	8,995
NON-INTEREST INCOME
Service charges on deposit accounts	622	612	558	606	635
Trust services income	1,168	1,243	1,218	1,138	1,119
Gains on sales of loans held for sale	—	3	—	1	1
Gains on sales of securities available for sale, net	—	37	101	45	12
Commissions on investment sales	132	154	129	132	193
Bank owned life insurance	166	163	160	168	168
Other operating income	266	223	842	260	152
Total non-interest income	2,354	2,435	3,008	2,350	2,280
NON-INTEREST EXPENSE
Salaries and employee benefits	4,834	4,982	4,848	5,134	4,441
Occupancy and equipment	1,248	1,226	1,339	1,336	1,262
Advertising	98	101	133	(65)	136
Computer operations	524	522	490	485	439
Other real estate owned	193	25	67	110	(33)
Other taxes	230	231	223	212	220
Federal deposit insurance	188	184	211	212	220
Other operating expenses	1,959	1,807	1,589	1,999	1,706
Total non-interest expense	9,274	9,078	8,900	9,423	8,391
Income before income taxes	3,171	3,095	3,289	1,792	2,884
Income tax expense	850	815	841	162	763
NET INCOME	$2,321	$2,280	$2,448	$1,630	$2,121
Earnings per share:
Basic	$0.32	$0.32	$0.34	$0.23	$0.30
Diluted	$0.32	$0.32	$0.34	$0.23	$0.30
Dividends per common share	$0.13	$0.10	$0.10	$0.10	$0.10

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Selected Financial Data by Quarter
(Unaudited, Dollars in thousands, except for per share data)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
BALANCE SHEET RATIOS
Loans to deposits	75.64%	76.89%	74.60%	76.32%	73.87%
Average interest-earning assets to average interest-bearing liabilities	135.94%	135.72%	136.04%	133.54%	130.14%
INCOME STATEMENT RATIOS
Return on average assets (ROA)	0.73%	0.73%	0.80%	0.53%	0.69%
Return on average equity (ROE)	7.33%	7.31%	8.01%	5.31%	7.00%
Net interest margin (1)	3.28%	3.24%	3.40%	3.31%	3.36%
Yield on average earning assets	3.63%	3.59%	3.77%	3.72%	3.79%
Yield on securities	2.86%	2.77%	2.98%	2.87%	3.13%
Yield on loans	4.20%	4.20%	4.45%	4.42%	4.54%
Cost of funds	0.37%	0.38%	0.39%	0.43%	0.45%
Efficiency ratio (5)	73.30%	74.88%	68.35%	77.53%	68.82%
PER SHARE DATA
Dividends	$0.13	$0.10	$0.10	$0.10	$0.10
Book value	17.65	17.42	17.51	17.11	16.97
Tangible book value (4)	17.13	16.90	16.99	16.58	16.43
SHARE PRICE DATA
Closing price	$17.61	$18.00	$18.30	$18.01	$17.74
Diluted earnings multiple (2)	13.76	14.06	13.45	16.99	14.78
Book value multiple (3)	1.00	1.03	1.04	1.05	1.05
COMMON STOCK DATA
Outstanding shares at end of period	7,162,716	7,163,255	7,127,105	7,131,643	7,123,914
Weighted average shares O/S , basic - QTD	7,162,930	7,145,929	7,127,910	7,127,164	7,108,450
Weighted average shares O/S, diluted - QTD	7,181,183	7,167,165	7,148,702	7,146,140	7,134,262
Dividend payout ratio	40.63%	31.25%	29.41%	43.48%	33.33%
CAPITAL RATIOS
Capital to assets - common shareholders	10.02%	10.05%	9.86%	9.98%	10.01%
Leverage ratio	9.84%	9.85%	9.76%	9.90%	9.71%
Common equity tier 1 ratio	16.31%	16.35%	16.49%	N/A	N/A
Tier 1 risk based capital ratio	16.99%	17.04%	17.20%	15.70%	16.04%
Total risk based capital ratio	18.25%	18.28%	18.45%	16.95%	17.30%
CREDIT QUALITY
Net charge-offs (recoveries) to average loans	(0.002)%	(0.04)%	0.03%	0.46%	0.09%
Total nonperforming loans to total loans	2.71%	2.63%	1.83%	1.89%	1.63%
Total nonperforming assets to total assets	2.07%	1.99%	1.46%	1.59%	1.50%
Nonaccrual loans to:
Total loans	1.13%	1.04%	1.26%	1.32%	1.01%
Total assets	0.70%	0.64%	0.76%	0.81%	0.61%
Allowance for loan losses to:
Total loans	1.46%	1.54%	1.58%	1.56%	1.57%
Nonperforming assets	43.73%	48.03%	65.23%	60.59%	63.18%
Nonaccrual loans	129.15%	148.53%	124.92%	118.52%	155.80%
NONPERFORMING ASSETS
Loans delinquent 90+ days and still accruing	$224	$173	$74	$30	$30
Nonaccrual loans	8,827	8,008	9,625	9,944	7,332
Restructured loans (not in nonaccrual)	12,106	12,138	4,262	4,295	4,522
Other real estate owned	3,871	3,402	3,402	4,051	5,064
Repossessed assets	1,044	1,044	1,070	1,132	1,132
Total nonperforming assets	$26,072	$24,765	$18,433	$19,452	$18,080

(1)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns non taxable interest income due to the mix in its investment and loan portfolios, net interest income for the ratio is calculated on a tax equivalent basis as described above. This calculation excludes net securities gains and losses.

(2)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(3)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(4)
Tangible book value is not a measurement under accounting principles generally accepted in the United States. It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(5)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES Average Balances, Income and Expenses, Yields and Rates (Unaudited)
	Three months ended September 30,
	2015			2014
	Average Balance	Income/ Expense	Yield/ Rate (2)	Average Balance	Income/ Expense	Yield/ Rate (2)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$320,684	$2,009	2.49%	$282,860	$1,847	2.59%
Tax-exempt (1)	51,252	672	5.20%	54,410	811	5.91%
Total securities	$371,936	$2,681	2.86%	$337,270	$2,658	3.13%
Loans:
Taxable	$777,039	$8,222	4.20%	$730,006	$8,351	4.54%
Tax-exempt (1)	630	8	5.04%	652	9	5.48%
Total loans (3)	$777,669	$8,230	4.20%	$730,658	$8,360	4.54%
Interest on deposits with other banks and federal funds sold	46,671	23	0.20%	90,463	51	0.22%
Total earning assets	$1,196,276	$10,934	3.63%	$1,158,391	$11,069	3.79%
Less: allowance for loan losses	(11,870)			(11,309)
Total nonearning assets	77,155			74,477
Total assets	$1,261,561			$1,221,559
Liabilities:
Interest-bearing deposits:
Checking	$343,584	$176	0.20%	$354,080	$163	0.18%
Regular savings	120,104	56	0.18%	113,607	53	0.19%
Money market savings	66,144	32	0.19%	72,034	34	0.19%
Time deposits:
$100,000 and over	148,998	322	0.86%	121,274	297	0.97%
Under $100,000	103,897	291	1.11%	129,578	408	1.25%
Total interest-bearing deposits	$782,727	$877	0.45%	$790,573	$955	0.48%
Securities sold under agreements to repurchase	28,859	2	0.03%	39,142	81	0.82%
FHLB borrowings and other debt	68,416	165	0.96%	60,372	209	1.37%
Total interest-bearing liabilities	$880,002	$1,044	0.47%	$890,087	$1,245	0.55%
Non-interest bearing liabilities:
Demand deposits	242,983			200,768
Other liabilities	12,815			10,539
Total liabilities	$1,135,800			$1,101,394
Non-controlling interest	—			—
Shareholders' equity	125,761			120,165
Total liabilities and shareholders' equity	$1,261,561			$1,221,559
Net interest income		$9,890			$9,824
Interest rate spread			3.16%			3.24%
Cost of Funds			0.37%			0.45%
Interest expense as a percent of average earning assets			0.35%			0.43%
Net interest margin			3.28%			3.36%

(1)	Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.

(2)	All yields and rates have been annualized on a 365 day year.

(3)	Total average loans include loans on non-accrual status.

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES Average Balances, Income and Expenses, Yields and Rates (Unaudited)
	Nine months ended September 30,
	2015			2014
	Average Balance	Income/ Expense	Yield/ Rate (2)	Average Balance	Income/ Expense	Yield/ Rate (2)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$315,507	$5,832	2.47%	$278,650	$5,403	2.59%
Tax-exempt (1)	51,680	2,051	5.31%	57,556	2,509	5.83%
Total securities	$367,187	$7,883	2.87%	$336,206	$7,912	3.15%
Loans:
Taxable	$764,337	$24,468	4.28%	$743,703	$25,639	4.61%
Tax-exempt (1)	620	25	5.39%	652	26	5.33%
Total loans (3)	$764,957	$24,493	4.28%	$744,355	$25,665	4.61%
Interest on deposits with other banks and federal funds sold	52,858	84	0.21%	73,759	123	0.22%
Total earning assets	$1,185,002	$32,460	3.66%	$1,154,320	$33,700	3.90%
Less: allowance for loan losses	(11,894)			(12,497)
Total nonearning assets	76,703			78,292
Total assets	$1,249,811			$1,220,115
Liabilities:
Interest-bearing deposits:
Checking	$342,184	$517	0.20%	$342,551	$485	0.19%
Regular savings	117,981	164	0.19%	113,378	158	0.19%
Money market savings	67,314	95	0.19%	73,910	105	0.19%
Time deposits:
$100,000 and over	136,980	900	0.88%	125,036	937	1.00%
Under $100,000	107,181	904	1.13%	130,776	1,267	1.30%
Total interest-bearing deposits	$771,640	$2,580	0.45%	$785,651	$2,952	0.50%
Securities sold under agreements to repurchase	30,578	64	0.28%	36,682	243	0.88%
FHLB borrowings and other debt	69,752	507	0.97%	76,803	876	1.52%
Federal funds purchased	2	—	—%	1	—	—%
Total interest-bearing liabilities	$871,972	$3,151	0.48%	$899,137	$4,071	0.61%
Non-interest bearing liabilities:
Demand deposits	239,791			193,501
Other liabilities	13,126			9,947
Total liabilities	$1,124,889			$1,102,585
Non-controlling interest	—			—
Shareholders' equity	124,922			117,530
Total liabilities and shareholders' equity	$1,249,811			$1,220,115
Net interest income		$29,309			$29,629
Interest rate spread			3.18%			3.29%
Cost of Funds			0.38%			0.50%
Interest expense as a percent of average earning assets			0.36%			0.47%
Net interest margin			3.31%			3.43%